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                                                   EXHIBIT 23.1

ACCOUNTANT'S CONSENT

The Board of Directors and Stockholders of
The Historic Bellefonte Brewery, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Independent Accountants" in the prospectus.

                                 KPMG Peat Marwick LLP


November 22, 1996
State College, Pennsylvania